Reference: A6665-14543870.25

Mexico, Federal District, June 2, 2015.

AEROINVEST S.A. DE C.V.

BLVD. MANUEL AVILA CAMACHO, 36 FLOOR 15

LOMAS DE CHAPULTEPEC, MEXICO, FEDERAL DISTRICT

ZIP CODE 11000

Attention:	GABRIEL DE LA CONCHA GUERRERO

Dear sirs:

We confirm the Equity Swap (Operación de Intercambio de Acciones) executed with you under the following terms with this Confirmation number A6665-14543870.25, issued under the Master Derivative Financial Transactions Agreement dated May 29, 2015, the Supplement dated May 29, 2015, and their Exhibits dated May 29, 2015, all entered into by and between the parties mentioned below as “Party A” and “Party B”. Unless otherwise defined herein, capitalized terms will have the meaning indicated in the aforementioned documents.

General Terms:

“Party A” :	Banco Santander (Mexico) S.A. Institucion de Banca Múltiple Grupo Financiero Santander Mexico
“Party B”:	Aeroinvest S.A. de C.V.
Transaction Date:	June 2, 2015
Commencement Date:	June 3, 2015

Expiration Date:	September 3, 2015, subject to adjustment of the Modified Following Date as agreement of the Modified Following Business Day and to early terminations
Settlement Date:	September 3, 2015
Underlying Share:	Shares of Grupo Aeroportuario del Centro Norte, S.A.B. (Bloomberg: OMAB MM)
Shares:	9,265,040
Reference Market:	Bolsa Mexicana de Valores, S.A.B
Share Amount:
Payer of the Share Amount:	Party A
Recipient of the Share Amount:	Party B
1

Reference: A6665-14543870.25

Par Value:	$ 670,696,245.60 (Six hundred seventy million Six hundred Ninety Six Thousand two hundred and forty five Pesos, 60/100 National Currency)
Initial Price:	72.39 Price of the shares at which Party A buys from Party B.
Settlement Terms:
Type of Settlement:	In kind. Party A will deliver the Shares against payment of the Par Value borne by Party B.
Final Price:	72.39, equal to the Initial Price
Payment Date:	The Settlement Date
Interest-related Amounts:
Payer of interest amount:	Party B
Recipient of interest amount:	Party A
Interest amount:	Interbank Equilibrium Interest Rate in a Period of 28 days or the one that supersedes it.
Fixed Rate:	3.50%
Frequency, Payment Dates, and Calculation Periods:	According to Exhibit A, with the payment agreement of the following business day, ACT/360

Dividend Amount:
Payer of Dividends: Recipient of Dividends:	Party A Party B
Dividend Amount:

An amount equal to the result of:

(a) ordinary and/or extraordinary dividend per share (regardless of dividends being paid in cash or in shares) received by the payer of the dividends (currently 100% of gross dividends); multiplied by

(b) Shares

Dividend Payment Date:	The Effective Date of the payment of the dividend by the issuer of the Underlying Share.
Dividend Period:	From the Commencement Date (included) to the Expiration date (excluded).
Dividend Reinvestment:	Not applicable

2

Reference: A6665-14543870.25

Additional Terms:

Early Cancellation Rights:	Party B is entitled to early terminate this Transaction, in whole or in part, at any time from the Commencement Date to the Expiration Date by communication to Party A, no later than 7 Business Days prior to the early termination date.

Corporate Rights:	Party A will grant the corresponding authorizations so that Party B may exercise the corporate rights of the Shares from the Commencement Date until the Expiration Date.

Business Days Agreement:	Modified Following Business Day

Accounts:	To be determined

Purpose of the Transaction:	Party A: Speculation Party B: Coverage

This Exhibit will apply in relation to Variable Income Transactions: Variable Income Swaps. Capitalized terms not otherwise defined in this Exhibit will have the meaning ascribed to the same in the Master Agreement.

In the event of discrepancy between the terms included in this Variable Income Confirmation Exhibit (“the Exhibit Terms”) and the terms of the Master Agreement and its corresponding Exhibits, the Exhibit Terms will prevail. In the event of discrepancy between the Exhibit Terms and the terms of a Confirmation related to an Option or Swap executed under the Master Agreement, the Confirmation will prevail.

I. Definitions:

1.	Stock Exchange Business Day. “Stock Exchange Business Day” will be understood as any day on which (i) the Reference Market and (ii) the Related Market, are open for trading in their usual hours (or would have been open, if not for the occurrence of a Market Interruption Event).

2.	Dividends. Dividends will be understood as the Gross Amount of ordinary and extraordinary dividends paid by the issuer of the Shares during the term of the Transaction.

3.	Reference Market. “Reference Market” will be understood as the market or trading system specified in the corresponding Confirmation in relation to the Share, Share Basket, or Reference Index or, if not specified, the main stock exchange where the Reference Share(s) is(are) listed or in the case of a Reference Index(es), the main stock exchange where the shares included therein are listed.

II.	Adjustments and Extraordinary Events related to the Shares

(a) Adjustment Method: The Calculation Agent will make the necessary adjustments pursuant to the terms and conditions of the Equity Swap or Swaps if, at its discretion, any event arises that might have a dilutive or concentration effect on the theoretical value of the Shares. The Calculation Agent may, upon making these adjustments, refer to the actions of the organized derivatives market where the derivatives on the Shares are traded. Concretely, if an event with a dilutive or concentration effect arises, the Calculation Agent may adjust the Initial Price or the Number of Shares. From among the

3

Reference: A6665-14543870.25

events that can give rise to adjustments, splits, capital decreases by reimbursement of contributions to the shareholders, distribution of extraordinary dividends, will be considered among other events.

(b) Events of Acquisitions, mergers, and takeovers of the issuer of the Shares, the Transaction will be completly early terminated on the day any of such events occurs.

(c) Extraordinary Events. If an Extraordinary event occurs, understanding by such the following events:

-- Nationalization or Condemnation of the Issuer of the Shares

-- Liquidation, bankruptcy, or insolvency or similar procedure of the Issuer of the Shares

-- Cessation of quotes of the Shares in the Reference Market without continuing to be quoted in another internationally recognized stock exchange the Transaction will completely be early terminated on the day on which such extraordinary event occurs.

In compliance with tax obligations and the provisions of the agreement entered into by the contracting parties, the parties agree that the settlements that are the subject matter of this confirmation letter be subject to current tax regulations and, therefore, accept the deduction of the tax when so stipulated by the applicable laws.

Pursuant to the Master Agreement, we would appreciate that you send in writing any clarification or observation related to the Transaction that is hereby confirmed within the Business Day following the receipt of this Confirmation. If no observations are received from you with the aforementioned term, the Transaction and the terms of this Confirmation will be deemed ratified and tacitly accepted by you.

Sincerely, Banco Santander (Mexico) S.A. Institucion de Banca Múltiple Grupo Financiero Santander Mexico

/s/ Alfonso Vázquez Moreno Name: Alfonso Vázquez Moreno Title: Attorney-in-fact		/s/ Francisco Mejía Ortega Name: Francisco Mejía Ortega Title: Attorney-in-fact

We accept each and every one of the terms of this Confirmation.

Aeroinvest, S.A. de C.V.

         /s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

4

Reference: A6665-14543870.25

JOINT AND SEVERAL OBLIGORS

EMPRESAS ICA, S.A.B. DE C.V.

/s/ Alonso Quintana Kawage

Name: Alonso Quintana Kawage

Title: Attorney-in-fact

CONSTRUCTORA ICA, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

CONTROLADORA DE OPERACIONES DE INFRAESTRUCTURA, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

INGENIEROS CIVILES ASOCIADOS, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

5

Reference: A6665-14543870.25

EXHIBIT A:

Period Commencement	Period Expiration	Payment Date	Rate	Surcharge	Currency	Nominal or Repayment	Interest	Flow
06/03/2015	07/03/2015	07/03/2015	3.50000%	3.50000%	MXN	0	3,804,803.91	3,804,803.91
07/03/2015	08/03/2015	08/03/2015	TIIE 28 DAYS	3.50000%	MXN	0	Interest	Interest
08/03/2015	09/03/2015	09/03/2015	TIIE 28 DAYS	3.50000%	MXN	0	Interest	Interest

6

Reference: A6665-14544658.25

Mexico, Federal District, June 2, 2015.

AEROINVEST S.A. DE C.V.

BLVD. MANUEL AVILA CAMACHO, 36 FLOOR 15

LOMAS DE CHAPULTEPEC, MEXICO, FEDERAL DISTRICT

ZIP CODE 11000

Attention:	GABRIEL DE LA CONCHA GUERRERO

Dear sirs:

We confirm the Equity Swap (Operación de Intercambio de Acciones) executed with you under the following terms with this Confirmation number A6665-14544658.25, issued under the Master Derivative Financial Transactions Agreement dated May 29, 2015, the Supplement dated May 29, 2015, and their Exhibits dated May 29, 2015, all entered into by and between the parties mentioned below as “Party A” and “Party B”. Unless otherwise defined herein, capitalized terms will have the meaning indicated in the aforementioned documents.

General Terms:

“Party A” :	Banco Santander (Mexico) S.A. Institucion de Banca Múltiple Grupo Financiero Santander Mexico
“Party B”:	Aeroinvest S.A. de C.V.
Transaction Date:	June 2, 2015
Commencement Date:	June 3, 2015

Expiration Date:	June 4, 2018, subject to adjustment of the Modified Following Date as agreement of the Modified Following Business Day and to early terminations
Settlement Date:	June 4, 2018
Underlying Share:	Shares of Grupo Aeroportuario del Centro Norte, S.A.B. (Bloomberg: OMAB MM)
Shares:	27,795,120
Reference Market:	Bolsa Mexicana de Valores, S.A.B
Share Amount:
Payer of the Share Amount:	Party A
Recipient of the Share Amount:	Party B
1

Reference: A6665-14544658.25

Par Value:	$ 2,012,088,736.80 (Two Billion Twelve Million Eight Eight Thousand Seven hundred thirty six Pesos, 80/100 National Currency)
Initial Price:	72.39 Price of the shares at which Party A buys from Party B.
Settlement Terms:
Type of Settlement:	In kind. Party A will deliver the Shares against payment of the Par Value borne by Party B.
Final Price:	72.39, equal to the Initial Price
Payment Date:	The Settlement Date
Interest-related Amounts:
Payer of interest amount:	Party B
Recipient of interest amount:	Party A
Interest amount:	Par Value x Fixed Rate x days of the period/360
Fixed Rate:	8.510%
Frequency, Payment Dates, and Calculation Periods:	According to Exhibit A, with the payment agreement of the following business day, ACT/360

Dividend Amount:
Payer of Dividends: Recipient of Dividends:	Party A Party B
Dividend Amount:

An amount equal to the result of:

(a) ordinary and/or extraordinary dividend per share (regardless of dividends being paid in cash or in shares) received by the payer of the dividends (currently 100% of gross dividends); multiplied by

(b) Shares

Dividend Payment Date:	The Effective Date of the payment of the dividend by the issuer of the Underlying Share.
Dividend Period:	From the Commencement Date (included) to the Expiration date (excluded).
Dividend Reinvestment:	Not applicable

2

Reference: A6665-14544658.25

Early Termination Costs

The cost for Early Termination will be determined based on the applicable Market Reference Rate on the Early Termination Date, based on valuation methods or models pursuant to applicable provisions, financial practices, and general and specific rules of the Mexican Central Bank (Banco de México) (the “Determination by Valuation Methodology”). Party A must follow the following principles to make the Determination by Valuation Methodology:

(i) The applicable methodology must acknowledge the pertinent information of the market in question, including, among others, interest rates, market prices of certain securities, returns, yield curves: (x) provided by one or more third parties, including price providers, other financial intermediaries, without limitation, or (y) obtained from internal sources (including any company related to Party A), provided that they are the same as the ones used by Party A in the ordinary course of its business. In any case, the aforementioned information must correspond to the date of the determination of the Early Termination Cost; and

(ii) For purposes of the foregoing, Party A, as Calculation Agent, by means of a certificate issued to Party B, must indicate, in addition to the Early Termination Cost that, if any, must be covered by the party that results responsible thereof, the procedure used for its determination.

If the party that results responsible for paying the Early Termination Cost reasonably grounds and objects in writing to the certificate issued by the Calculation Agent in the previous terms within two (2) Business Days following the date on which the Calculation Agent issued and delivered it to Party B, Party A will determine, prior written authorization that, if any, grants Party B, which must act as substitute Calculation Agents and request a quote, observing the same principles for the determination of the Amount to be Paid for the Early Termination of Transactions Caused by Early Termination Causes for Circumstances Attributable to the Parties, and the Early Termination Cost average determined by the substitute Calculation Agents will be the Early Termination Cost that will be applied for the purposes of this Confirmation, which will be mandatory for both parties.

If Party B objects in any way to the determination of the Calculation Agent and the substitute Calculation Agents or if it does not pay the Early Termination Cost, if applicable, together with the advance payment of the Equity Swap, Party A will be entitled to refuse the Early Termination of the Equity Swap, Party B losing such right.

Additional Terms:

Early Cancellation Rights:	Party B is entitled to early terminate this Transaction, in whole or in part, at any time from the Commencement Date to the Expiration Date by communication to Party A, no later than 7 Business Days prior to the early termination date.

Corporate Rights:	Party A will grant the corresponding authorizations so that Party B may exercise the corporate rights of the Shares from the Commencement Date until the Expiration Date.

Business Days Agreement:	Modified Following Business Day

Accounts:	To be determined

Purpose of the Transaction:	Party A: Speculation Party B: Coverage

3

Reference: A6665-14544658.25

This Exhibit will apply in relation to Variable Income Transactions: Variable Income Swaps. Capitalized terms not otherwise defined in this Exhibit will have the meaning ascribed to the same in the Master Agreement.

In the event of discrepancy between the terms included in this Variable Income Confirmation Exhibit (“the Exhibit Terms”) and the terms of the Master Agreement and its corresponding Exhibits, the Exhibit Terms will prevail. In the event of discrepancy between the Exhibit Terms and the terms of a Confirmation related to an Option or Swap executed under the Master Agreement, the Confirmation will prevail.

I. Definitions:

1.	Stock Exchange Business Day. “Stock Exchange Business Day” will be understood as any day on which (i) the Reference Market and (ii) the Related Market, are open for trading in their usual hours (or would have been open, if not for the occurrence of a Market Interruption Event).

2.	Dividends. Dividends will be understood as the Gross Amount of ordinary and extraordinary dividends paid by the issuer of the Shares during the term of the Transaction.

3.	Reference Market. “Reference Market” will be understood as the market or trading system specified in the corresponding Confirmation in relation to the Share, Share Basket, or Reference Index or, if not specified, the main stock exchange where the Reference Share(s) is(are) listed or in the case of a Reference Index(es), the main stock exchange where the shares included therein are listed.

II.	Adjustments and Extraordinary Events related to the Shares

(a) Adjustment Method: The Calculation Agent will make the necessary adjustments pursuant to the terms and conditions of the Equity Swap or Swaps if, at its discretion, any event arises that might have a dilutive or concentration effect on the theoretical value of the Shares. The Calculation Agent may, upon making these adjustments, refer to the actions of the organized derivatives market where the derivatives on the Shares are traded. Concretely, if an event with a dilutive or concentration effect arises, the Calculation Agent may adjust the Initial Price or the Number of Shares. From among the events that can give rise to adjustments, splits, capital decreases by reimbursement of contributions to the shareholders, distribution of extraordinary dividends, will be considered among other events.

(b) Events of Acquisitions, mergers, and takeovers of the issuer of the Shares, the Transaction will be completly early terminated on the day any of such events occurs.

(c) Extraordinary Events. If an Extraordinary event occurs, understanding by such the following events:

-- Nationalization or Condemnation of the Issuer of the Shares

-- Liquidation, bankruptcy, or insolvency or similar procedure of the Issuer of the Shares

-- Cessation of quotes of the Shares in the Reference Market without continuing to be quoted in another internationally recognized stock exchange the Transaction will completely be early terminated on the day on which such extraordinary event occurs.

4

Reference: A6665-14544658.25

In compliance with tax obligations and the provisions of the agreement entered into by the contracting parties, the parties agree that the settlements that are the subject matter of this confirmation letter be subject to current tax regulations and, therefore, accept the deduction of the tax when so stipulated by the applicable laws.

Pursuant to the Master Agreement, we would appreciate that you send in writing any clarification or observation related to the Transaction that is hereby confirmed within the Business Day following the receipt of this Confirmation. If no observations are received from you with the aforementioned term, the Transaction and the terms of this Confirmation will be deemed ratified and tacitly accepted by you.

Sincerely, Banco Santander (Mexico) S.A. Institucion de Banca Múltiple Grupo Financiero Santander Mexico

/s/ Alfonso Vázquez Moreno Name: Alfonso Vázquez Moreno Title: Attorney-in-fact		/s/ Francisco Mejía Ortega Name: Francisco Mejía Ortega Title: Attorney-in-fact

We accept each and every one of the terms of this Confirmation.

Aeroinvest, S.A. de C.V.

         /s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

5

Reference: A6665-14544658.25

JOINT AND SEVERAL OBLIGORS

EMPRESAS ICA, S.A.B. DE C.V.

/s/ Alonso Quintana Kawage

Name: Alonso Quintana Kawage

Title: Attorney-in-fact

CONSTRUCTORA ICA, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

CONTROLADORA DE OPERACIONES DE INFRAESTRUCTURA, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

INGENIEROS CIVILES ASOCIADOS, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

6

Reference: A6665-14544658.25

EXHIBIT A:

Period Commencement	Period Expiration	Payment Date	Rate	Surcharge	Currency	Current Reference Amount B	Nominal or Repayment	Interest	Flow
06/03/2015	07/03/2015	07/03/2015	8.5100000%	0.00000%	MXN	2,012.088, 736.80	o	14,269,062.63	14,269,062.63
07/03/2015	08/03/2015	08/03/2015	8.5100000%	0.00000%	MXN	2.012.088.736.80	o	14,744,698.05	14,744.698 .05
08/03/2015	09/03/2015	09/03/2015	8.5100000%	0.00000%	MXN	2 ,012 ,088 ,736.80	o	14,744,698.05	14.744,698.05
09/03/2015	10/05/2015	10/05/2015	8.5100000%	0.00000%	MXN	2 ,012 ,088 ,736.80	o	15.220.333.47	15,220,333.47
10/05/2015	11/03/2015	11/03/2015	8.5100000%	0.00000%	MXN	2,012,088,736.80	o	13.793.427.20	13,793,427.20
11/03/2015	12/03/2015	12/03/2015	8 .5100000%	0.00000%	MXN	2,012,088,736.80	o	14,269,062 .63	14,269,062 .63
12/03/2015	01/04/2016	01/04/2016	8.5100000%	0.00000%	MXN	2,012.088.736.80	o	15,220,333.47	15,220,333.47
01/04/2016	02/03/2016	02/03/2016	8.5100000%	0.00000%	MXN	2,012,088.736.80	o	14,269,062.63	14,269,062 .63
02/03/2016	03/03/2016	03/03/2016	8.5100000%	0.00000%	MXN	2,012,088, 736.80	o	13,793,427.20	13,793 ,427.20
03/03/2016	04/04/2016	04/04/2016	8.5100000%	0.00000%	MXN	2,012.088. 736.80	o	15,220,333.47	15,220,333.47
04/04/2016	05/03/2016	05/03/2016	8.5100000%	0.00000%	MXN	2 ,012 ,088.736.80	o	13.793.427.20	13,793,427.20
05/03/2016	06/03/2016	06/03/2016	8 .5100000%	0.00000%	MXN	2 ,012 ,088 ,736.80	o	14,744,698.05	14,744,698.05
06/03/2016	07/04/2016	07/04/2016	8.5100000%	0.00000%	MXN	2,012,088, 736.80	o	14,744,698 .05	14,744,698.05
07/04/2016	08/03/2016	08/03/2016	8.5100000%	0.00000%	MXN	2,012.088, 736.80	o	14,269,062 .63	14,269,062.63
08/03/2016	09/05/2016	09/05/2016	8.5100000%	0.00000%	MXN	2 ,012 ,088.736.80	o	15,695,968.89	15,695,968.89
09/05/2016	10/03/2016	10/03/2016	8.5100000%	0.00000%	MXN	2,012 ,088,736.80	o	13.317,791.78	13.317.791.78
10/03/2016	11/03/2016	11/03/2016	8.5100000%	0.00000%	MXN	2,012,088,736.80	o	14,744,698.05	14,744 ,698 .05
11/03/2016	12/05/2016	12/05/2016	8.5100000%	0.00000%	MXN	2,012 ,088.736.80	o	15,220,333.47	15,220,333.47
12/05/2016	01/03/2017	01/03/2017	8.5100000%	0.00000%	MXN	2 ,012,088 ,736.80	o	13.793.427.20	13,793.427.20
01/03/2017	02/03/2017	02/03/2017	8.5100000%	0.00000%	MXN	2,012,088,736.80	o	14,744,698.05	14,744,698.05
02/03/2017	03/03/2017	03/03/2017	8.5100000%	0.00000%	MXN	2 ,012,088 ,736.80	o	13.317.791.78	13,317.791.78
03/03/2017	04/03/2017	04/03/2017	8.5100000%	0.00000%	MXN	2,012,088,736.80	o	14,744.698.05	14.744,698.05
04/03/2017	05/03/2017	05/03/2017	8.5100000%	0.00000%	MXN	2.012.088, 736.80	o	14,269,062 .63	14,269,062.63
05/03/2017	06/05/2017	06/05/2017	8 .5100000%	0.00000%	MXN	2.012,088,736.80	o	15,695,968 .89	15,695,968.89
06/05/2017	07/03/2017	07/03/2017	8.5100000%	0.00000%	MXN	2,012 ,088,736.80	o	13.317,791.78	13.317.791.78
07/03/2017	08/03/2017	08/03/2017	8.5100000%	0.00000%	MXN	2,012,088,736.80	o	14,744,698 .05	14.744,698.05
08/03/2017	09/04/2017	09/04/2017	8.5100000%	0.00000%	MXN	2 ,012 ,088,736.80	o	15,220 ,333.47	15,220 ,333.47
09/04/2017	10/03/2017	10/03/2017	8.5100000%	0.00000%	MXN	2,012.088,736.80	o	13,793,427.20	13,793,427 .20
10/03/2017	11/03/2017	11/03/2017	8.5100000%	0.00000%	MXN	2.012 ,088,736.80	o	14,744,698.05	14,744.698 .05
11/03/2017	12/04/2017	12/04/2017	8.5100000%	0.00000%	MXN	2 ,012,088,736 .80	o	14.744.698.05	14,744,698.05
12/04/2017	01/03/2018	01/03/2018	8.5100000%	0.00000%	MXN	2.012,088, 736.80	o	14,269,062.63	14,269,062.63
01/03/2018	02/06/2018	02/06/2018	8.5100000%	0.00000%	MXN	2 ,012 ,088 ,736.80	o	16.171.604.31	16,171,604.31
02/06/2018	03/05/2018	03/05/2018	8.5100000%	0.00000%	MXN	2.012.088.736.80	o	12,842,156.36	12,842,156.36
03/05/2018	04/03/2018	04/03/2018	8.5100000%	0.00000%	MXN	2 ,012 ,088 ,736.80	o	13.793.427 .20	13'793,427 .20
04/03/2018	05/03/2018	05/03/2018	8.5100000%	0.00000%	MXN	2,012 ,088.736.80	o	14,269,062.63	14,269,062 .63
05/03/2018	06/04/2018	06/04/2018	8.5100000%	0.00000%	MXN	2 ,012 ,088,736.80	o	15,220,333.47	15,220 ,333 .47

7

Reference: A6665-14543815.25

Mexico, Federal District, June 2, 2015.

AEROINVEST S.A. DE C.V.

BLVD. MANUEL AVILA CAMACHO, 36 FLOOR 15

LOMAS DE CHAPULTEPEC, MEXICO, FEDERAL DISTRICT

ZIP CODE 11000

Attention:	GABRIEL DE LA CONCHA GUERRERO

Dear sirs:

We confirm the Equity Swap (Operación de Intercambio de Acciones) executed with you under the following terms with this Confirmation number A6665-14543815.25, issued under the Master Derivative Financial Transactions Agreement dated May 29, 2015, the Supplement dated May 29, 2015, and their Exhibits dated May 29, 2015, all entered into by and between the parties mentioned below as “Party A” and “Party B”. Unless otherwise defined herein, capitalized terms will have the meaning indicated in the aforementioned documents.

General Terms:

“Party A” :	Banco Santander (Mexico) S.A. Institucion de Banca Múltiple Grupo Financiero Santander Mexico
“Party B”:	Aeroinvest S.A. de C.V.
Transaction Date:	June 2, 2015
Commencement Date:	June 3, 2015

Expiration Date:	June 3, 2015, subject to adjustment of the Modified Following Date as agreement of the Modified Following Business Day and to early terminations
Settlement Date:	June 3, 2015
Underlying Share:	Shares of Grupo Aeroportuario del Centro Norte, S.A.B. (Bloomberg: OMAB MM)
Shares:	18,530,080
Reference Market:	Bolsa Mexicana de Valores, S.A.B
Share Amount:
Payer of the Share Amount:	Party A
Recipient of the Share Amount:	Party B
7

Reference: A6665-14543815.25

Par Value:	$ 1,341,392,491.20 (One Billion Three Hundred Forty One Million Three Hundred Ninety Two Thousand Four Hundred Ninety One Pesos, 20/100 National Currency)
Initial Price:	72.39 Price of the shares at which Party A buys from Party B.
Settlement Terms:
Type of Settlement:	In kind. Party A will deliver the Shares against payment of the Par Value borne by Party B.
Final Price:	72.39, equal to the Initial Price
Payment Date:	The Settlement Date
Interest-related Amounts:
Payer of interest amount:	Party B
Recipient of interest amount:	Party A
Interest amount:	Par Value x (Reference Type +spread) x days of the period/360
Fixed Rate:	3.50%
Frequency, Payment Dates, and Calculation Periods:	According to Exhibit A, with the payment agreement of the following business day, ACT/360

Dividend Amount:
Payer of Dividends: Recipient of Dividends:	Party A Party B
Dividend Amount:

An amount equal to the result of:

(a) ordinary and/or extraordinary dividend per share (regardless of dividends being paid in cash or in shares) received by the payer of the dividends (currently 100% of gross dividends); multiplied by

(b) Shares

Dividend Payment Date:	The Effective Date of the payment of the dividend by the issuer of the Underlying Share.
Dividend Period:	From the Commencement Date (included) to the Expiration date (excluded).
Dividend Reinvestment:	Not applicable

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Reference: A6665-14543815.25

Additional Terms:

Early Cancellation Rights:	Party B is entitled to early terminate this Transaction, in whole or in part, at any time from the Commencement Date to the Expiration Date by communication to Party A, no later than 7 Business Days prior to the early termination date.

Corporate Rights:	Party A will grant the corresponding authorizations so that Party B may exercise the corporate rights of the Shares from the Commencement Date until the Expiration Date.

Business Days Agreement:	Modified Following Business Day

Accounts:	To be determined

Purpose of the Transaction:	Party A: Speculation Party B: Coverage

This Exhibit will apply in relation to Variable Income Transactions: Variable Income Swaps. Capitalized terms not otherwise defined in this Exhibit will have the meaning ascribed to the same in the Master Agreement.

In the event of discrepancy between the terms included in this Variable Income Confirmation Exhibit (“the Exhibit Terms”) and the terms of the Master Agreement and its corresponding Exhibits, the Exhibit Terms will prevail. In the event of discrepancy between the Exhibit Terms and the terms of a Confirmation related to an Option or Swap executed under the Master Agreement, the Confirmation will prevail.

I. Definitions:

1.	Stock Exchange Business Day. “Stock Exchange Business Day” will be understood as any day on which (i) the Reference Market and (ii) the Related Market, are open for trading in their usual hours (or would have been open, if not for the occurrence of a Market Interruption Event).

2.	Dividends. Dividends will be understood as the Gross Amount of ordinary and extraordinary dividends paid by the issuer of the Shares during the term of the Transaction.

3.	Reference Market. “Reference Market” will be understood as the market or trading system specified in the corresponding Confirmation in relation to the Share, Share Basket, or Reference Index or, if not specified, the main stock exchange where the Reference Share(s) is(are) listed or in the case of a Reference Index(es), the main stock exchange where the shares included therein are listed.

II.	Adjustments and Extraordinary Events related to the Shares

(a) Adjustment Method: The Calculation Agent will make the necessary adjustments pursuant to the terms and conditions of the Equity Swap or Swaps if, at its discretion, any event arises that might have a dilutive or concentration effect on the theoretical value of the Shares. The Calculation Agent may, upon making these adjustments, refer to the actions of the organized derivatives market where the derivatives on the Shares are traded. Concretely, if an event with a dilutive or concentration effect

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Reference: A6665-14543815.25

arises, the Calculation Agent may adjust the Initial Price or the Number of Shares. From among the events that can give rise to adjustments, splits, capital decreases by reimbursement of contributions to the shareholders, distribution of extraordinary dividends, will be considered among other events.

(b) Events of Acquisitions, mergers, and takeovers of the issuer of the Shares, the Transaction will be completly early terminated on the day any of such events occurs.

(c) Extraordinary Events. If an Extraordinary event occurs, understanding by such the following events:

-- Nationalization or Condemnation of the Issuer of the Shares

-- Liquidation, bankruptcy, or insolvency or similar procedure of the Issuer of the Shares

-- Cessation of quotes of the Shares in the Reference Market without continuing to be quoted in another internationally recognized stock exchange the Transaction will completely be early terminated on the day on which such extraordinary event occurs.

In compliance with tax obligations and the provisions of the agreement entered into by the contracting parties, the parties agree that the settlements that are the subject matter of this confirmation letter be subject to current tax regulations and, therefore, accept the deduction of the tax when so stipulated by the applicable laws.

Pursuant to the Master Agreement, we would appreciate that you send in writing any clarification or observation related to the Transaction that is hereby confirmed within the Business Day following the receipt of this Confirmation. If no observations are received from you with the aforementioned term, the Transaction and the terms of this Confirmation will be deemed ratified and tacitly accepted by you.

Sincerely, Banco Santander (Mexico) S.A. Institucion de Banca Múltiple Grupo Financiero Santander Mexico

/s/ Alfonso Vázquez Moreno Name: Alfonso Vázquez Moreno Title: Attorney-in-fact		/s/ Francisco Mejía Ortega Name: Francisco Mejía Ortega Title: Attorney-in-fact

We accept each and every one of the terms of this Confirmation.

Aeroinvest, S.A. de C.V.

         /s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

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Reference: A6665-14543815.25

JOINT AND SEVERAL OBLIGORS

EMPRESAS ICA, S.A.B. DE C.V.

/s/ Alonso Quintana Kawage

Name: Alonso Quintana Kawage

Title: Attorney-in-fact

CONSTRUCTORA ICA, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

CONTROLADORA DE OPERACIONES DE INFRAESTRUCTURA, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

INGENIEROS CIVILES ASOCIADOS, S.A. DE C.V.

/s/ Víctor Humberto Bravo Martin

Name: Víctor Humberto Bravo Martin

Title: Attorney-in-fact

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Reference: A6665-14543815.25

EXHIBIT A:

Period Commencement	Period Expiration	Payment Date	Rate	Surcharge	Currency	Current Reference Amount	Nominal or Repayment	Interest	Flow
06/03/2015	07/03/2015	07/03/2015	3.3075000%	3.50000%	MXN	1,341,392,491.20	0	7,609,607.82	7,609,607.82

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